Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Sunlight Financial Holdings Inc. of our report dated March 22, 2021, relating to the consolidated financial statements of Sunlight Financial LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ RSM US LLP

New York, New York

July 30, 2021